UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2008

VERISIGN, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of

Incorporation)

000-23593	94-3221585
(Commission File Number)	(IRS Employer Identification No.)

487 East Middlefield Road, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

(650) 961-7500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A amends an earlier report on Form 8-K (the “Original Form 8-K”) filed by VeriSign, Inc. (the “Company”) on July 3, 2008.

Item 5.02.	Compensatory Arrangements of Certain Officers.

(c) As previously reported in the Original Form 8-K, the Company’s Board of Directors appointed Mr. D. James Bidzos as the Company’s Executive Chairman, President and Chief Executive Officer on an interim basis on June 30, 2008. The Original Form 8-K also reported that any compensation approved for Mr. Bidzos in his interim role as Executive Chairman, President and Chief Executive Officer would be disclosed as required under applicable regulations of the U.S. Securities and Exchange Commission once such information became available. The Company is now filing this Current Report on Form 8-K/A to report compensation authorized for Mr. Bidzos.

On August 4, 2008, the Compensation Committee of the Company approved the following compensation package for Mr. Bidzos in his capacity as the Company’s Executive Chairman, President and Chief Executive Officer on an interim basis: (a) a cash salary of $900,000 per annum, guaranteed for a six-month period, which will cease upon the appointment of a new Chief Executive Officer; and (b) a grant of 123,915 restricted stock units (with a grant date value of $4,000,000), which vests quarterly over a one-year period from the date of the grant, regardless of whether Mr. Bidzos’s service as interim President and Chief Executive Officer continues for the full extent of the one-year vesting period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISIGN, INC.

Date: August 8, 2008	By:	/s/ Richard H. Goshorn
	Name:	Richard H. Goshorn
	Title:	Senior Vice President, General Counsel and Secretary

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